Exhibit 99.1

Reata pharmaceuticals, inc. announces First quarter 2021 financial RESULTS and provides an update on CLINICAL DEVELOPMENT programs

ANNOUNCES FDA ACCEPTED FOR FILING REATA’S NDA OF BARDOXOLONE FOR THE TREATMENT OF PATIENTS WITH CKD CAUSED BY ALPORT SYNDROME

IF APPROVED, BARDOXOLONE MAY BECOME THE FIRST APPROVED THERAPY FOR ALPORT SYNDROME, A LIFE-THREATENING DISEASE THAT AFFECTS 30,000 – 60,000 PATIENTS IN THE U.S.

REAFFIRMS ANTICIPATED COMPLETION OF ENROLLMENT BY END OF 2021 IN PHASE 3 FALCON TRIAL FOR ADPKD

FDA GRANTED TYPE C MEETING TO DISCUSS FA DEVELOPMENT PROGRAM IN 2Q 2021

CONFIRMS CASH RUNWAY THROUGH MID-2024

CONFERENCE CALL WITH MANAGEMENT ON MAY 6, 2021 AT 8:30 A.M. ET

PLANO, Texas—May 6, 2021 (GLOBE NEWSWIRE)—Reata Pharmaceuticals, Inc. (Nasdaq: RETA) (“Reata,” the “Company,” “our,” “us,” or “we”), a clinical-stage biopharmaceutical company, today announced financial results for the quarter ended March 31, 2021, and provided an update on the Company’s business operations and clinical development programs.

Recent Company Highlights

Bardoxolone Methyl (“Bardoxolone”) in Patients with Alport Syndrome

In April 2021, we announced that the U.S. Food and Drug Administration (“FDA”) accepted for filing Reata’s New Drug Application (“NDA”) for bardoxolone for the treatment of patients with chronic kidney disease (“CKD”) caused by Alport syndrome.  The FDA will review the application under a Standard Review timeline.  The Prescription Drug User Fee Act (“PDUFA”) date, the FDA action date for the application, is scheduled for February 25, 2022.  The FDA also advised us that it is currently planning to hold an Advisory Committee meeting to discuss the application.  If approved, bardoxolone may become the first therapy specifically indicated for the treatment of CKD caused by Alport syndrome.

“We made significant progress during the first quarter of 2021 with the submission of our NDA for bardoxolone for the treatment of CKD caused by Alport syndrome coming less than four months after reporting positive results from Year 2 of our Phase 3 CARDINAL trial,” said Warren Huff, Reata’s President and Chief Executive Officer.  “Alport syndrome is a devastating disease that affects 30,000 to 60,000 patients in the United States.  We are pleased with the FDA’s recent decision to accept our application for filing and look forward to continuing to work with the FDA during its review of our application.”

Bardoxolone in Patients with Autosomal Dominant Polycystic Kidney Disease (“ADPKD”)

FALCON is an international, multi-center, randomized, double-blind, placebo-controlled, registrational Phase 3 trial studying the safety and efficacy of bardoxolone in patients with ADPKD randomized one-to-one to bardoxolone or placebo.  More than 290 patients are currently enrolled in the study and we expect to complete enrollment in FALCON by the end of 2021.

Bardoxolone in Patients with CKD at Risk of Rapid Progression

MERLIN is a proof of concept, multi-center, double-blind, placebo-controlled, Phase 2 trial to evaluate the safety and efficacy of bardoxolone in patients with CKD due to multiple etiologies at meaningful risk of progression to end-stage kidney disease. Enrollment began in February 2021, and we expect to complete enrollment by the end of the second quarter of 2021 with results expected in the second half of 2021.  If the results of this study are positive, we would potentially proceed to a larger Phase 3 with similar eligibility criteria.

Omaveloxolone in Patients with Friedreich’s Ataxia (“FA”)

Data from the registrational Part 2 portion of the MOXIe Phase 2 trial of omaveloxolone in patients with FA (“MOXIe Part 2") and the open-label extension study (the “MOXIe Extension”) were analyzed in additional exploratory analyses (the “Delayed-Start Analyses”), whereby parallel trajectories between the patients randomized to placebo (placebo-to-omaveloxolone group) and those randomized to omaveloxolone (omaveloxolone-to-omaveloxolone group) in the double-blind period from MOXIe Part 2 through 48 weeks in the MOXIe Extension could provide evidence of disease-modifying activity.  A total of 73 out of 75 (97%) patients without pes cavus who completed MOXIe Part 2 enrolled in the MOXIe Extension. A longitudinal analysis used to calculate annualized slopes incorporating all available data from the MOXIe Extension showed similar slopes in Modified Friedreich’s Ataxia Rating Scale for the placebo-to-omaveloxolone group when compared to the omaveloxolone-to-omaveloxolone group with no significant difference between slopes (p=0.75). The resulting parallel trajectories between both treatment groups is consistent with disease-modifying activity.

We believe that the results of the Delayed-Start Analyses suggest disease-modifying activity with omaveloxolone, provide evidence supporting the positive primary endpoint findings in MOXIe Part 2, and provide additional evidence of the effectiveness of omaveloxolone in patients with FA. The FDA has granted us a Type C meeting, which is scheduled to occur in the second quarter of 2021, to discuss the Delayed-Start Analyses and the FA development program.  We plan to initiate a second pivotal study in the fourth quarter of 2021, incorporating input from both the FDA and the European Medicines Agency into the protocol before we initiate enrollment.

Recent Presentations

Abstracts highlighting results from our various programs in CKD and FA have been selected for presentation at recent international medical conferences.  Posters that have been presented can be found on our website at https://www.reatapharma.com/investors/.

Chronic Kidney Disease

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Two abstracts were selected for poster presentations at the National Kidney Foundation Spring Clinical Meetings 2021 which was held virtually from April 6 – 10, 2021.  The first poster highlighted the trial design for FALCON, a Phase 3 trial of bardoxolone in patients with ADPKD.  The second poster presented results from KIDNEYCODE®, a genetic testing program for patients with CKD.

•

An abstract was selected for poster presentation at the World Congress of Nephrology 2021 which was held virtually from April 15 – 19, 2021 presenting results from an interim analysis of the EAGLE trial, an open-label study to assess the long-term safety and tolerability of bardoxolone in patients with CKD caused by Alport syndrome.

•

Two abstracts were selected for poster presentations at the Pediatric Academic Societies 2021 Virtual Meeting which was held virtually from April 28 – May 5, 2021.  The first poster highlighted results from pediatric patients in the Phase 3 CARDINAL trial.  The second poster presented results from pediatric patients in KIDNEYCODE®, a genetic testing program for patients with chronic kidney disease.

Upcoming Presentation in Chronic Kidney Disease

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An abstract describing pediatric data from the Phase 3 CARDINAL trial of bardoxolone in patients with CKD caused by Alport syndrome was selected for oral presentation at the 58th ERA-EDTA Congress being held virtually from June 5 – 8, 2021, to be presented by Dr. Bradley A. Warady, MD, Director, Division of Pediatric Nephrology, Children's Mercy Kansas City, Kansas City, MO.

Upcoming Presentation in Friedreich’s Ataxia

•

An abstract describing results from the baseline-controlled study of omaveloxolone in patients with FA was selected for an oral presentation at the National Ataxia Foundation’s Ataxia Investigators Meeting 2021 being held virtually from May 24 – 27, 2021, to be presented by Dr. David Lynch, MD, PhD, Director, Friedreich's Ataxia Program, Division of Neurology, Children's Hospital of Philadelphia, Philadelphia, PA.

First Quarter Financial Highlights

“We have maintained our strong balance sheet and anticipate our current cash runway to last through mid-2024,” said Manmeet S. Soni, Reata’s Chief Operating Officer and Chief Financial Officer.  “With the FDA’s acceptance for filing of our NDA, we plan to continue advancing disease state awareness and education through our medical affairs organization and our online platforms.”

Cash and Cash Equivalents

At March 31, 2021, we had cash and cash equivalents of $777.6 million, as compared to $818.2 million at December 31, 2020.

Collaboration Revenue

Collaboration revenue was $0.9 million in the first quarter of 2021, as compared to $1.4 million for the same period of the year prior.

GAAP and Non-GAAP Research and Development (“R&D”) Expenses

R&D expenses according to generally accepted accounting principles in the U.S. (“GAAP”) were $34.9 million for the for the first quarter of 2021, as compared to $47.7 million, for the same period of the year prior.

Non-GAAP R&D expenses were $28.1 million for the first quarter of 2021, as compared to $36.1 million, for the same period of the year prior. 1

GAAP and Non-GAAP General and Administrative (“G&A”) Expenses

GAAP G&A expenses were $20.7 million for the first quarter of 2021, as compared to $20.8 million, for the same period of the year prior.

Non-GAAP G&A expenses were $12.8 million for the first quarter of 2021, as compared to $13.0 million for the same period of the year prior.1

GAAP and Non-GAAP Net Loss

The GAAP net loss for the first quarter of 2021, was $67.5 million, or $1.86 per share, on both a basic and diluted basis, as compared to a GAAP net loss of $48.9 million, or $1.47 per share, on both a basic and diluted basis, for the same period of the year prior.

The non-GAAP net loss for first quarter of 2021, was $41.9 million, or $1.16 per share on both a basic and diluted basis, as compared to a non-GAAP net loss of $29.6 million, or $0.89 per share, on both a basic and diluted basis, for the same period of the year prior.1

The increases in GAAP and non-GAAP net loss are driven primarily by an income tax benefit recognized in the first quarter of 2020, offset by a decrease in research and development spend.

[1]

See “Non-GAAP Financial Measures” below for a description of non-GAAP financial measures and a reconciliation between GAAP and non-GAAP R&D expenses, GAAP and non-GAAP G&A expenses, and GAAP and non-GAAP net loss, respectively, appearing later in the press release.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including non-GAAP R&D expenses, non-GAAP G&A expenses, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per common share – basic and diluted.  These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The Company defines non-GAAP R&D expenses as GAAP R&D expenses, which excludes stock-based compensation expense; non-GAAP G&A expenses as GAAP G&A expenses, which excludes stock-based compensation expense; non-GAAP operating expenses as GAAP operating expenses, which excludes stock-based compensation expense; non-GAAP net loss as GAAP net loss, which excludes stock-based compensation expense, non-cash interest expense from liability related to sale of future royalties, loss on extinguishment of debt, and gain on lease termination; and non-GAAP net loss per common share – basic and diluted as GAAP net loss per common share – basic and diluted, which excludes stock-based compensation expense, non-cash interest expense from liability related to sale of future royalties.  The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards.  The Company has excluded the impact of accreted non-cash interest expense from liability related to sale of future royalties as it may be calculated differently from, and therefore may not be comparable to, peer companies who also provide non-GAAP disclosures.  The Company has excluded the impact of loss on extinguishment of debt and gain on lease termination as they are non-recurring transactions that make it difficult to compare its results to peer companies who also provide non-GAAP disclosures. The Company has excluded the impact of stock-based compensation expense, non-cash interest expense from liability related to sale of future royalties, loss on extinguishment of debt, and gain on lease termination because the Company believes its impact makes it difficult to compare its results to prior periods and anticipated future periods.  Because management believes certain items, such as stock-based compensation expense, non-cash interest expense from liability related to sales of future royalties, loss on extinguishment of debt, and gain on lease termination, can distort the trends associated with the Company’s ongoing performance, the following measures are often provided, excluding special items, and utilized by the Company’s management, analysts, and investors to enhance consistency and comparability of year-over-year results, as well as to industry trends, and to provide a basis for evaluating operating results in future periods: non-GAAP net loss; non-GAAP net loss per common share – basic and diluted; non-GAAP R&D expenses; non-GAAP G&A expenses; and non-GAAP operating expenses.

The Company believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations.  When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods.  In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods.  These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures.  A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

Conference Call Information

Reata’s management will host a conference call on May 6, 2021, at 8:30 am ET.  The conference call will be accessible by dialing (866) 270-1533 (toll-free domestic) or (412) 317-0797 (international) using the access code: 10153548.  The webcast link is https://event.on24.com/wcc/r/3080993/647A7195D390CEF8F5FA6FFA73CD7C87.

First quarter financial results to be discussed during the call will be included in an earnings press release that will be available on the company’s website shortly before the call at https://www.reatapharma.com/investors/ and will be available for 12 months after the call.  The audio recording and webcast will be accessible for at least 90 days after the event at https://www.reatapharma.com/investors/.

About Reata Pharmaceuticals, Inc.

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways that regulate cellular metabolism, inflammation, and the cellular response to injury.  Reata’s two most advanced clinical candidates, bardoxolone and omaveloxolone, target the important transcription factor Nrf2 that promotes the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling. We possess exclusive, worldwide rights to develop, manufacture, and commercialize bardoxolone, omaveloxolone, and our next-generation Nrf2 activators, excluding certain Asian markets for bardoxolone in certain indications, which are licensed to Kyowa Kirin Co., Ltd. Bardoxolone and omaveloxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, our plans to submit regulatory filings, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.” Forward-looking statements are based on Reata’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) whether regulatory authorities determine that additional trials or data are necessary in order to obtain approval; (iv) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (v) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including the detailed factors discussed under the caption “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020.  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

https://www.reatapharma.com/

Investor Relations & Media:

Manmeet Soni

Andres Lorente

ir@reatapharma.com

media@reatapharma.com

https://www.reatapharma.com/contact-us/

	Three Months Ended
	March 31,
	2021	2020
Consolidated Statements of Operations	(unaudited)
	(in thousands, except share and per share data)
Collaboration revenue
License and milestone	$795	$1,169
Other revenue	149	184
Total collaboration revenue	944	1,353
Expenses
Research and development	34,880	47,653
General and administrative	20,704	20,787
Depreciation	274	278
Total expenses	55,858	68,718
Other income (expense), net	(12,556)	(3,814)
Loss before taxes on income	(67,470)	(71,179)
Benefit from (provision for) taxes on income	15	22,240
Net loss	$(67,455)	$(48,939)
Net loss per share—basic and diluted	$(1.86)	$(1.47)
Weighted-average number of common shares used in net loss per share basic and diluted	36,203,631	33,222,085

	As of	As of
	March 31, 2021	December 31, 2020
	(unaudited)
	(in thousands)
Condensed Consolidated Balance Sheet Data
Cash and cash equivalents	$777,624	$818,150
Income tax receivable	22,250	22,228
Working capital	691,161	728,136
Total assets	815,084	857,598
Liability related to sale of future royalties, net	326,379	315,454
Payable to collaborators	75,150	73,437
Deferred revenue	3,893	4,688
Accumulated deficit	(1,025,700)	(958,245)
Total stockholders’ equity	$369,333	$417,431

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures (in thousands, except for per share data):

	Three Months Ended
	March 31,
	2021	2020
Reconciliation of GAAP to Non-GAAP Research and development:	(unaudited)
GAAP Research and development	$34,880	$47,653
Less: Stock-based compensation expense	(6,808)	(11,516)
Non-GAAP Research and development	$28,072	$36,137

Reconciliation of GAAP to Non-GAAP General and administrative:
GAAP General and administrative	$20,704	$20,787
Less: Stock-based compensation expense	(7,871)	(7,791)
Non-GAAP General and administrative	$12,833	$12,996

Reconciliation of GAAP to Non-GAAP Operating expenses:
GAAP Operating expense	$55,858	$68,718
Less: Stock-based compensation expense	(14,679)	(19,307)
Non-GAAP Operating expense	$41,179	$49,411

Reconciliation of GAAP to Non-GAAP Net loss:
GAAP Net loss	$(67,455)	$(48,939)
Add: Stock-based compensation expense	14,679	19,307
Add: Non-cash interest expense from liability related to sale of future royalties	10,925	-
Non-GAAP Net loss	$(41,851)	$(29,632)
Reconciliation of GAAP to Non-GAAP Net loss per common share- basic and diluted:
GAAP Net loss per common share-basic and diluted	$(1.86)	$(1.47)
Add: Stock-based compensation expense	0.41	0.58
Add: Non-cash interest expense from liability related to sale of future royalties	0.29	-
Non-GAAP Net loss per common share-basic and diluted	$(1.16)	$(0.89)

	Three Months Ended
Reconciliation of GAAP to Non-GAAP Operating expenses	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
GAAP Operating expenses	$55,858	$57,173	$55,786	$53,667
Less: Stock-based compensation expense	(14,679)	(11,950)	(11,580)	(14,796)
Non - GAAP Operating expenses	$41,179	$45,223	$44,206	$38,871

Reconciliation of GAAP to Non-GAAP Net loss
GAAP Net loss	$(67,455)	$(65,776)	$(65,456)	$(67,581)
Add: Stock-based compensation expense	14,679	11,950	11,580	14,796
Add: Non-cash interest expense from liability related to sale of future royalties	10,925	10,807	10,413	664
Add: Loss on extinguishment of debt	-	-	-	11,183
Less: Gain on lease termination	-	(470)	(816)	-
Non-GAAP Net loss	$(41,851)	$(43,489)	$(44,279)	$(40,938)